Exhibit 99.1

VerifyMe Reports Third Quarter 2023 Financial Results

•	Quarterly revenue of $5.6 million in Q3 2023, compared to $5.2 million in Q3 2022
•	Gross Profit of $2.3 million or 41% in Q3 2023, compared to $1.9 million or 36% in Q3 2022
•	Net loss of ($0.9) million in Q3 2023, compared to a net loss of ($0.6) million in Q3 2022
•	Adjusted EBITDA(1) of $0.2 million in Q3 2023, compared to Adjusted EBITDA loss of ($0.2) million in Q3 2022
•	Cash of $3.0 million as of September 30, 2023

Lake Mary, FL – November 8, 2023 – PRNewswire — VerifyMe, Inc. (NASDAQ: VRME) together with its subsidiaries, Trust Codes Global Limited (“Trust Codes Global”) and PeriShip Global LLC (“PeriShip Global”), (together “VerifyMe,” “we,” “our,” or the “Company”) provides brand owners time and temperature sensitive logistics, supply chain traceability, authentication, anti-counterfeiting, and data-rich brand enhancement services, announced today the Company’s financial results for its third quarter ended September 30, 2023 (“Q3 2023”).

Key Financial Highlights for Q3 2023:

•	Quarterly consolidated revenue of $5.6 million for the three months ended September 30, 2023, an increase of 7% compared to $5.2 million for the three months ended September 30, 2022, primarily attributable to growth in our premium services in our Precision Logistics segment
•	Gross profit of $2.3 million or 41% for the three months ended September 30, 2023, compared to $1.9 million or 36% for the three months ended September 30, 2022
•	Net loss of $0.9 million or ($0.09) per diluted share for the three months ended September 30, 2023, compared to a net loss of $0.6 million or ($0.06) per diluted share for the three months ended September 30, 2022
•	Adjusted net loss per diluted share (“Adjusted EPS”)(1) of ($0.06), for the three months ended September 30, 2023, and ($0.10) for the three months ended September 30, 2022, after adjusting for severance expense, loss on equity investment, change in fair value of contingent consideration and acquisition-related costs
•	Adjusted EBITDA(1) of $0.2 million in Q3 2023, compared to Adjusted EBITDA loss of ($0.2) million in Q3 2022
•	Cash of $3.0 million as of September 30, 2023

(1) Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. See "Use of Non-GAAP Financial Measures" below for information about these non-GAAP measures. A reconciliation to the most directly comparable GAAP measure, net loss, and net loss per diluted share, respectively, are included as a schedule to this release.

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Adam Stedham, VerifyMe’s CEO and President stated, “I am pleased with the progress we made in Q3. The positive adjusted EBITDA was due to increased revenue and an improvement in our gross margin percentage. In addition, the Company strengthened our balance sheet, and solidified its operating strategy for both segments going forward. Our Precision Logistics segment increased revenue and gross margin percentages compared to Q3 2022. The Authentication segment’s pivot continues to progress, and the pipeline is growing. We are excited about the future prospects of the Company.”

Recent Business Highlights

•	Continued organic growth and margin expansion in Precision Logistics
•	Launched new ink strategy, which has resulted in growing sales pipeline
•	Convertible note capital raise of $1.1 million led by CEO and Board of Directors

Financial Results for the Three Months Ended September 30, 2023:

Revenue for the three months ended September 30, 2023, was $5.6 million, a 7% increase as compared to $5.2 million for the three months ended September 30, 2022. The increase in revenue was primarily attributable to growth in our premium services in our Precision Logistics segment. This segment accounted for 97% of the revenue for the quarter.

Gross profit for the three months ended September 30, 2023, was $2.3 million, compared to $1.9 million for the three months ended September 30, 2022. The resulting gross margin percentage was 41% for the three months ended September 30, 2023, compared to 36% for the three months ended September 30, 2022, principally due to the increased premium services revenue in the Precision Logistics segment which has higher margins. With the acquisition of Trust Codes in March 2023, providing custom software, our margins in the Authentication segment also increased.

Operating loss for the three months ended September 30, 2023, and 2022, was $0.9 million. The results for 2023 included incremental expenses related to the Trust Codes Global acquisition in March 2023, severance expense and additional stock compensation, partially offset by the improvement in gross margin.

Our net loss for the three months ended September 30, 2023, was $0.9 million, compared to $0.6 million for the three months ended September 30, 2022, due to the gain on extinguishment of debt in 2022. The resulting loss for the three months ended September 30, 2023, was ($0.09) per diluted share, compared to a loss per diluted share of ($0.06) for the three months ended September 30, 2022. After accounting for special items, which are set forth in the Non-GAAP Reconciliation – Adjusted EPS below, Adjusted EPS was ($0.06) for the three months ended September 30, 2023, and ($0.10) for the three months ended September 30, 2022.

Adjusted EBITDA for the three months ended September 30, 2023, was $0.2 million, an increase of $0.4 million, compared to an adjusted EBITDA loss of ($0.2) million for the three months ended September 30, 2022. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. Please see “Use of Non-GAAP Financial Measures” for a discussion of these non-GAAP measures. A reconciliation to the most directly comparable GAAP measure, net loss and net loss per diluted share, is included as a schedule to this release.

At September 30, 2023, VerifyMe had a $3.0 million cash balance and $2.0 million in working capital.

At September 30, 2023, VerifyMe had 10,270,400 shares issued and 9,935,534 shares outstanding.

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Earnings Call

The Company has scheduled an earnings conference call and webcast for 11:00 a.m. ET on Wednesday November 8, 2023. Prepared remarks regarding the company's financial and operational results will be followed by a question and answer period with VerifyMe's executive team. The conference call may be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=Bjn13iwR or by calling +1 (844) 282-4569 within the US, or +1 (412) 317-5614 internationally, and requesting the “VerifyMe Call.” The presentation slides broadcast via the webcast will also be available on the Investors section of the VerifyMe website the morning of the call. Participants must be logged in via telephone to submit a question to management during the call. Participants may optionally pre-register for the conference call and webcast at: https://dpregister.com/sreg/10183716/facf83072c.

The webcast and presentation will be archived on the Investors section of VerifyMe’s website and will remain available for 90 days.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), together with its subsidiaries, PeriShip Global and Trust Codes Global, provides traceability, and brand solutions. The company operates an Authentication Segment and a Precision Logistics Segment to provide item-level traceability, anti-diversion and anti-counterfeit protection, brand protection and enhancement technology solutions, as well as specialized logistics for time and temperature sensitive products. VerifyMe serves customers worldwide. To learn more, visit https://www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements regarding our segments and our sales pipeline and opportunities. The words "believe," "may," "will," ”continues,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our engagement in future acquisitions or strategic partnerships that increase our capital requirements or cause us to incur debt or assume contingent liabilities, the successful integration of our acquisitions (including the assets of PeriShip Global and Trust Codes Global), our reliance on one key strategic partner for shipping services in our Precision Logistics segment, competition including by our key strategic partner, seasonal trends in our business, severe climate conditions, the highly competitive nature of the industry in which we operate, our brand image and corporate reputation, impairments related to our goodwill and other intangible assets, economic and other factors such as recessions, downturns in the economy, inflation, global uncertainty and instability, the effects of pandemics, changes in United States social, political, and regulatory conditions and/or a disruption of financial markets, reduced freight volumes due to economic conditions, reduced discretionary spending in a recessionary environment, global supply-chain delays or shortages, fluctuations in labor costs, raw materials, and changes in the availability of key suppliers, our history of losses, our ability to use our net operating losses to offset future taxable income, the confusion of our name brand with other brands, the ability of our technology to work as anticipated and to successfully provide analytics logistics management, our ability to manage our growth effectively, our ability to successfully develop and expand our sales and marketing capabilities, risks related to doing business outside of the U.S., intellectual property litigation, our ability to successfully develop, implement, maintain, upgrade, enhance, and protect our information technology systems, our reliance on third-party information technology service providers, our ability to respond to evolving laws related to information technology such as privacy laws, risks related to deriving revenue from some clients in the cannabis industry, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, our ability to acquire new customers, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field, our ability to comply with the continued listing standards of the Nasdaq Capital Market, and our ability to timely pay amounts due and comply with the covenants under our debt facilities.

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These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Use of Non-GAAP Financial Measures

This press release includes both financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to and should not be considered as alternatives to any other GAAP financial measures. They may not be indicative of the historical operating results of VerifyMe nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

VerifyMe’s management uses and relies on EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that both management and shareholders benefit from referring to EBITDA and Adjusted EBITDA in planning, forecasting and analyzing future periods. Additionally, the Company believes Adjusted EBITDA is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. In particular, with regard to our comparison of Adjusted EBITDA for the three and nine months ended September 30, 2023, to the three and nine months ended September 30, 2022, we believe is useful to investors than a comparison of net loss in the corresponding periods, in understanding the results of operations. The Company’s management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. The Company’s management recognizes that EBITDA and Adjusted EBITDA, as non-GAAP financial measures, have inherent limitations because of the described excluded items.

The Company defines EBITDA as net income (loss) before interest expense, extinguishment of debt, income tax expense (benefit), and depreciation and amortization. Adjusted EBITDA represents EBITDA plus non-cash stock compensation expense, severance expense, unrealized (loss) gain on equity investment, loss on equity investment, impairment of intangibles, change in fair value of contingent consideration and one-time professional expenses for acquisitions. VerifyMe believes EBITDA and Adjusted EBITDA are important measures of VerifyMe’s operating performance because they allow management, investors and analysts to evaluate and assess VerifyMe’s core operating results from period-to-period after removing the impact of items of a non-operational nature that affect comparability.

Adjusted Net loss per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, is defined as loss per diluted share excluding severance expense, loss on equity investment, change in fair value of contingent consideration, gain on extinguishment of debt and one-time professional expenses for acquisitions. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with an additional understanding of our business operating results, including underlying trends.

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A reconciliation of EBITDA, Adjusted EBITDA and Adjusted EPS to the most comparable financial measure, net loss, and net loss per diluted share, respectively, calculated in accordance with GAAP is included in a schedule to this press release. The Company believes that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between VerifyMe and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules as the presentation here may not be comparable to other similarly titled measures of other companies.

For Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

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VerifyMe, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	As of
	September 30, 2023	December 31, 2022
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents including restricted cash	$3,007	$3,411
Accounts receivable, net of allowance for credit loss reserve, $76 and $37 as of September 30, 2023 and December 31, 2022, respectively	1,379	4,448
Unbilled revenue	885	1,185
Prepaid expenses and other current assets	302	333
Inventory	42	81
TOTAL CURRENT ASSETS	5,615	9,458

PROPERTY AND EQUIPMENT, NET	$265	$292

RIGHT OF USE ASSET	506	469

INTANGIBLE ASSETS, NET	7,107	6,545

GOODWILL	5,313	3,988

TOTAL ASSETS	$18,806	$20,752

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Debt, short-term	$1,000	$500
Accounts payable	1,497	3,912
Other accrued expense	815	902
Lease liability- current	160	115
Contingent liability-short term	162	-
TOTAL CURRENT LIABILITIES	3,634	5,429

LONG-TERM LIABILITIES
Contingent liability-long term	$827	$-
Long-term lease liability	346	359
Long-term derivative liability	-	3
Term note	1,000	1,375
Convertible Note – related party	425	-
Convertible Note	675	-
TOTAL LIABILITIES	$6,907	$7,166

STOCKHOLDERS' EQUITY
Series A Convertible Preferred Stock, $.001 par value, 37,564,767 shares authorized; 0 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	-	-

Series B Convertible Preferred Stock, $.001 par value; 85 shares authorized; 0.85 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	-	-

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Common stock, $0.001 par value; 675,000,000 authorized; 10,270,400 and 9,341,002 issued, 9,935,534 and 8,951,035 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	10	10

Additional paid in capital	94,563	92,987

Treasury stock as cost; 334,866 and 389,967 shares at September 30, 2023 and December 31, 2022, respectively	(748)	(949)

Accumulated deficit	(81,851)	(78,459)

Accumulated other comprehensive loss	(75)	(3)

STOCKHOLDERS' EQUITY	11,899	13,586

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,806	$20,752

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VerifyMe, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share data)

	Three months ended		Nine months ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

NET REVENUE	$5,604	$5,215	$16,600	$9,873

COST OF REVENUE	3,312	3,360	10,734	6,210

GROSS PROFIT	2,292	1,855	5,866	3,663

OPERATING EXPENSES
General and administrative (a)	2,754	2,213	7,852	6,213
Research and development	5	39	23	73
Sales and marketing (a)	388	478	1,388	1,224
Total Operating expenses	3,147	2,730	9,263	7,510

LOSS BEFORE OTHER (EXPENSE) INCOME	(855)	(875)	(3,397)	(3,847)

OTHER (EXPENSE) INCOME
Interest expenses, net	(39)	(32)	(127)	(54)
Loss on equity investment	-	-	-	(10,964)
Unrealized (loss) gain on equity investment	-	(1)	(2)	5
Change in fair value of contingent consideration	(36)	-	136	-
Other income (expense), net	-	25	(2)	28
Gain on extinguishment of debt	-	326	-	326
TOTAL OTHER (EXPENSE) INCOME, NET	(75)	318	5	(10,659)

NET LOSS	$(930)	$(557)	$(3,392)	$(14,506)

LOSS PER SHARE:
BASIC	(0.09)	(0.06)	(0.35)	(1.76)
DILUTED	(0.09)	(0.06)	(0.35)	(1.76)
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING

BASIC	9,879,202	8,943,613	9,732,619	8,219,154
DILUTED	9,879,202	8,943,613	9,732,619	8,219,154

(a)	Includes share-based compensation of $498 thousand and $1,099 thousand for the three and nine months ended September 30, 2023, respectively, and $354 thousand $1,095 thousand for the three and nine months ended September 30, 2022.

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VerifyMe, Inc.

Consolidated EBITDA and Adjusted EBITDA Reconciliation Table (Unaudited)
(In thousands)

	Three months ended September 30,		Nine months ended September 30,

	2023	2022	2023	2022

Net Loss (GAAP)	$(930)	$(557)	$(3,392)	$(14,506)
Interest expense, net	39	32	127	54
Gain on extinguishment of debt	-	(326)	-	(326)
Amortization and depreciation	295	261	835	504

Total EBITDA (Non-GAAP)	(596)	(590)	(2,430)	(14,274)

Adjustments:

Stock based compensation	5	31	46	123
Fair value of restricted stock and restricted stock units issued in exchange for services	484	322	932	972
Severance	247	-	579	-
Unrealized loss (gain) on equity investment	-	1	2	(5)
Loss on equity investment	-	-	-	10,964
Change in fair value of contingent consideration	36	-	(136)	-
Impairment of intangibles	-	-	34	-
One-time professional expenses for acquisitions	-	38	278	661

Total Adjusted EBITDA (Non-GAAP)	$176	$(198)	$(695)	$(1,559)

VerifyMe, Inc.

Consolidated EPS and Adjusted EPS Reconciliation Table
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,

	2023	2022	2023	2022

Loss per share (GAAP)	$(0.09)	$(0.06)	$(0.35)	$(1.76)
Severance expense, per share	0.03	-	0.06	-
Loss on equity investment, per share	-	-	-	1.33
Change in fair value of contingent consideration, per share	-	-	(0.01)	-
Gain on extinguishment of debt, per share	-	(0.04)	-	(0.04)
One-time professional expenses for acquisitions, per share	-	-	0.03	0.08
Total Adjusted EPS (Non-GAAP)	$(0.06)	$(0.10)	$(0.27)	$(0.39)

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